Exhibit 1

Joint Acquisition Statement

Pursuant to Section 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: May 18, 2012	KINDERHOOK PARTNERS, LP By: KINDERHOOK GP, LLC

	By:	/s/ Tushar Shah
	Name:	Tushar Shah
	Title:	Managing Member

KINDERHOOK GP, LLC

By:	/s/ Tushar Shah
Name:	Tushar Shah
Title:	Managing Member

KINDERHOOK CAPITAL MANAGEMENT, LLC

By:	/s/ Tushar Shah
Name:	Tushar Shah
Title:	Managing Member

/s/ Stephen J. Clearman
Name:	Stephen J. Clearman

/s/ Tushar Shah
Name:	Tushar Shah